Section 906 Certifications

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the periodic report on Form N-CSR for the period ended June 30, 2020 (the “Report”) for EQ Advisors Trust (the “Registrant”), the undersigned hereby certifies, to the best of his knowledge, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 27, 2020

/s/ Steven M. Joenk
Steven M. Joenk
President and Chief Executive Officer

In connection with the periodic report on Form N-CSR for the period ended June 30, 2020 (the “Report”) for EQ Advisors Trust (the “Registrant”), the undersigned hereby certifies, to the best of his knowledge, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 27, 2020

/s/ Brian Walsh
Brian Walsh
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to EQ Advisors Trust and will be retained by EQ Advisors Trust and furnished to the Securities and Exchange Commission or its staff upon request.

These certifications are being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and are not being filed as part of the Report with the Securities and Exchange Commission.